Exhibit 5.1

787 Seventh Avenue

New York, NY 10019-6099

Tel: 212 728 8000

Fax: 212 728 8111

November 9, 2020

Cowen Inc.

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

We are acting as counsel to Cowen Inc., a Delaware corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities, which may be issued from time to time by the Company:

•	shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•	warrants to purchase shares of Common Stock and/or Preferred Stock (the “Warrants”); and

•	senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities”, together with the Senior Debt Securities, the “Debt Securities” and, together with the Common Stock, the Preferred Stock and the Warrants, the “Securities”).

The Senior Debt Securities would be issued pursuant to that certain Senior Debt Indenture between the Company and The Bank of New York Mellon, as Trustee, dated as of October 10, 2014 (the “Senior Debt Indenture”), and the Subordinated Debt Securities would be issued pursuant to a separate Indenture between the Company and the trustee named therein (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

In connection with the filing of the Registration Statement, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Senior Debt Indenture; (ii) the form of the Subordinated Debt Indenture; (iii) the certificate of incorporation, as amended (the “Charter”), and by-laws, as amended, of the Company; and (iv) all relevant resolutions adopted by the Company’s Board of Directors.

We have also examined original, reproduced or certified copies of such other records of the Company as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Company submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements by all parties thereto (other than the Company) and the binding effect of such documents and agreements on all such parties (other than the Company); (iv) the legal rights and power of all such parties (other than the Company) under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon certificates of the Company, and its officers, employees, agents and representatives; and certificates of public officials.

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Security: (i) the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any such Security other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby shall be prepared and filed with the Securities and Exchange Commission in compliance with the Act and shall comply with applicable laws at the time the Securities are offered or issued; (vi) such Security shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (viii) at the time of an issuance of shares of Common Stock (including upon conversion, exercise or exchange of any other Security that provides for such conversion, exercise or exchange), as the case may be, there will be sufficient shares of Common Stock authorized under the Charter, as it may be restated or amended, and not otherwise issued or reserved for issuance; (ix) at the time of an issuance of shares of Preferred Stock (including upon conversion, exercise or exchange of any other Security that provides for such conversion, exercise or exchange), as the case may be, there will be sufficient shares of Preferred Stock authorized under the Charter, as it may be restated or amended, and not otherwise issued or reserved for issuance; (x) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and (xi) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the documents governing such Securities will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on the foregoing and subject to the qualifications and limitations expressed below, we are of the opinion that:

1.	When (a) the Registration Statement has become effective under the Act; (b) an issuance of shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company; and (c) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, at not less than par value per share, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.	(a) When the Registration Statement has become effective under the Act; (b) upon designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters on the part of the Company in accordance with the Charter, as it may be restated or amended; (c) upon the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock; and (d) when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, at not less than par value per share, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	When (a) the Registration Statement has become effective under the Act; (b) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company; (c) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (d) the Warrants or certificates representing the Warrants have been duly executed and authenticated and issued and sold as contemplated in the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.	When (a) the Registration Statement has become effective under the Act; (b) in the case of Subordinated Debt Securities, the Subordinated Debt Indenture has been duly executed and delivered, assuming that the such indenture is consistent with the form thereof filed as an exhibit to the Registration Statement; (c) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (d) in the case of Subordinated Debt Securities, the Subordinated Debt Indenture has been qualified under the Trust Indenture Act of 1939; and (e) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the applicable Indenture.

The opinions set forth in paragraphs (3) and (4) above are qualified in that the legality or enforceability of the documents referred to therein may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law) and the Federal laws of the United States. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any parties other than the Company.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP